Exhibit 99.4

    (Text of graph  posted to  Ashland  Inc.'s  website  concerning  Ashland
         Specialty Chemical Company's average sales per ship day)

            ASCC Average Net Sales per Ship Day ($, Thousands)


            2000        2001         2002        2003        2004        2005
           ------      ------       ------      ------      ------      ------

January    4,383       3,835        3,790       4,094       4,551       6,781
February   4,422       4,206        4,554       4,885       4,757
March      4,454       4,148        4,411       4,846       5,182
April      4,915       4,399        4,557       5,073       5,830
May        4,393       4,121        4,566       4,967       5,801
June       4,468       4,898        4,945       5,170       5,800
July       4,414       4,498        4,349       4,729       5,816
August     4,228       4,152        4,588       4,411       5,711
September  4,592       4,800        4,888       5,660       5,778
October    4,272       4,323        4,595       5,040       6,371
November   4,500       4,570        5,056       5,714       6,798
December   4,435       4,339        4,531       4,940       6,181


                    ASCC Durable Manufacturing Index (%)


            2000        2001         2002        2003        2004        2005
           ------      ------       ------      ------      ------      ------

January    100.0        99.7         93.8        97.1       102.2       110.2
February   100.4        99.0         94.2        96.3       103.9
March      101.8        99.4         94.6        95.5       104.0
April      103.0        98.6         95.3        94.5       104.8
May        104.1        97.6         95.8        95.0       105.6
June       104.1        96.6         96.8        96.2       105.5
July       103.9        96.4         96.6        97.2       106.9
August     103.1        95.2         97.3        97.1       107.6
September  103.8        94.2         97.2        99.2       107.2
October    103.3        92.9         96.7        99.6       108.9
November   102.3        92.9         97.3       101.3       109.0
December   101.2        93.2         96.3       101.6       109.8